GRANT OF RIGHT OF FIRST OPTION
_____________________________________________________________

This agreement (the "Agreement") is made as of the 14th day of April 2003.

BETWEEN:

Liang Wang, Kai Xu, Hai bBo Fan, Jianwen Zhang (the "Developers")

AND:

XML Global Technologies, Inc. a Colorado company and its wholly-owned subsidiary Xtract Informatics Inc. a British Columbia company (collectively "XML Global") having an office at: Suite 9, 1818 Cornwall Avenue, Vancouver, BC

WHEREAS:
A.	The Developers have developed a new XML Transformation kernel (the "Technology") that operates ten times faster than GoXML Transform.
B.	XML Global has acquired the ownership, copyright and other rights and interests in and to the Technology from the Developers pursuant to the Transfer Agreement dated April 14, 2003.
C.	XML Global and the Developers wish to work together and develop the Technology to create software products for the market.

NOW THEREFORE for the consideration of one dollar, to be paid by the Developers upon signing of this Agreement by all parties, XML Global agrees to the following:

A.

XML Global grants to the Developers a right of first option, effective starting on April 14, 2004 until April 14, 2007, inclusive. If XML Global at any time during this three-year period proposes to sell, assign, or transfer the rights in and to the Technology, it shall give written notice to the Developers at least seven days in advance of the proposed completion date, thereby binding the parties to negotiate on an exclusive basis in the following prescribed manner. Within 48 hours of the receipt of notice, the Developers shall waive their right of first option in writing to XML Global, or make a written offer to XML Global for the rights to and in the Technology. Within 48 hours of the receipt of an offer from the Developers, XML Global shall accept or reject the offer in writing. If XML Global rejects the offer, it shall attach a counter-offer (the "Counter-Offer") to the rejection notice to the Developers. Within 48 hours of the receipt of the rejection notice and the Counter-Offer, the Developers shall accept or reject the Counter-Offer in writing. If the Developers waives their right of first option or reject the Counter-Offer, both parties are released from the exclusive negotiation, and XML Global is free to enter into contract with a third party. However, XML Global shall not enter into contract for the sale, assignment, or transfer of the rights in and to the Technology with such a third party for less than the price and terms proposed by XML Global in the Counter-Offer. The delivery of the written notices of proposed sale, waivers, offers, rejections and the Counter-Offer, may be made by facsimile transmission or in person, either to a director of Global XML or to any one of the Developers.

B.

XML Global Technologies, Inc. and Xtract Informatics Inc. represent and warrant to the Developers that they have authorized the signatory who has signed this agreement on their behalf to enter into and execute this Agreement on their behalf without affixing their common seals.

C.	This Agreement is governed by and is to be construed in accordance with the laws of British Columbia, Canada.
D.	Time is of the essence in this Agreement.
E.	No modification of this Agreement is effective unless it is in writing and signed by the parties.
F.	This Agreement and any modification of it constitute the entire agreement between the parties with regards to the first right of option.
G.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Each party hereto will receive by delivery or facsimile transmission a duplicate original of the Agreement executed by each party, and each party agrees that the delivery of the Agreement by facsimile transmission will be deemed to be an original of the Agreement so transmitted.

THE DEVELOPERS	XML Global
__________________________________ Liang Wang	_____________________________________ Peter Shandro Chairman of the Board Xtract Informatics, Inc.
__________________________________ Kai Xu
__________________________________ Hai Bbo Fan
__________________________________ Jianwen Zhang

Executed at ____________________(city), ___________________ (province), this ______ day of April, 2003.

Executed at ____________________(city), ___________________ (state), this ______ day of April, 2003, by Zhang, Jianwen _______________(initial).